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                       FORM OF PROXY CARD
               AMERICAN HOME PRODUCTS CORPORATION
                       FIVE GIRALDA FARMS
                    MADISON, NEW JERSEY 07940

                              PROXY
    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MANAGEMENT.

The undersigned hereby appoints, JOHN R. STAFFORD, LOUIS L. HOYNES, JR. and EILEEN M. LACH and each of them proxies with power of substitution, to represent and to vote, as designated below, on behalf of the undersigned at the Special Meeting of Stockholders of the Corporation to be held on ____________ __, 2000 and at any adjournment thereof on each of the following matters, as set forth in the Joint Proxy Statement/Prospectus, and upon such other matters properly coming before the meeting.

(CONTINUED AND TO BE SIGNED IF VOTING BY MAIL ON THE REVERSE SIDE OR FOLLOW THE
                          INSTRUCTIONS TO VOTE BY TELEPHONE)

                     YOU CAN VOTE YOUR SHARES IN ONE OF TWO WAYS

                                  VOTE BY TELEPHONE
                     AVAILABLE TO STOCKHOLDERS IN THE UNITED STATES, CANADA AND PUERTO RICO. ALL OTHER STOCKHOLDERS
                         MUST VOTE BY RETURNING THEIR PROXY CARDS.


1. This proxy when properly executed will be voted in the manner directed by the stockholder. If no direction is given, this proxy will be voted FOR Items 1, 2 and 3.

                                     OR

2. CALL TOLL FREE [1-800-840-1208] 24 hours a day, 7 days a week on a Touch Tone telephone and follow the instructions.

                                   PLEASE VOTE
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Please mark your votes as indicated in this example   /X/

Optional Secret Proxy

THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND YOU VOTE "FOR" ITEMS 1, 2 AND 3.

ITEM 1 - AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION
APPROVAL OF AMENDMENT TO AHP'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND TO CHANGE THE NAME OF AHP TO AMERICANWARNER, INC.


ITEM 2 - APPROVAL OF SHARE ISSUANCE
APPROVAL OF ISSUANCE OF SHARES OF AMERICAN HOME PRODUCTS CORPORATION ("AHP") COMMON STOCK, $.331/3 PAR VALUE PER SHARE ("COMMON STOCK"), TO STOCKHOLDERS OF WARNER-LAMBERT COMPANY PURSUANT TO THE AGREEMENT AND PLAN OF MERGER AMONG AHP, WOLVERINE SUB CORP. AND WARNER-LAMBERT COMPANY, DATED AS OF NOVEMBER 3, 1999.

ITEM 3 - AMENDMENT TO BY-LAWS
APPROVAL OF AMENDMENT TO AHP'S BY-LAWS TO INCREASE THE MAXIMUM NUMBER OF DIRECTORS OF THE AHP BOARD OF DIRECTORS TO 24 MEMBERS.


            FOR           against      abstain
            / /             / /          / /
            / /             / /          / /
            / /             / /          / /


NOTE: Please sign exactly as the name appears above. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature(s)_______________________________________ Dated____________, 1997

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     [LOGO]                  VOTE BY TELEPHONE                [LOGO]


               AVAILABLE TO STOCKHOLDERS IN THE UNITED STATES,
              CANADA AND PUERTO RICO.  ALL OTHER STOCKHOLDERS
                 MUST VOTE BY RETURNING THEIR PROXY CARDS.

          YOUR VOTE IS IMPORTANT!  -  YOU CAN VOTE IN ONE OF TWO WAYS:


1. TO VOTE BY PHONE: Call toll-free [1-800-840-1206] on a touch tone telephone 24 hours a day-7 days a week

     There is NO CHARGE to you for this call.  -  Have your proxy card in hand

    You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form.

             OPTION #1:  TO VOTE AS THE BOARD OF DIRECTORS RECOMMENDS ON
                               ALL PROPOSALS, PRESS 1.

                  WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.


      OPTION #2:  IF YOU CHOOSE TO VOTE ON EACH PROPOSAL SEPARATELY, PRESS 0.
                          YOU WILL HEAR THESE INSTRUCTIONS:

Proposal 1:  To have your shares voted FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

Proposal 2:  To have your shares voted FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

Proposal 3:  To have your shares voted FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

                WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.

                                           OR

2.  VOTE BY PROXY:  Mark, sign and date your proxy card and return promptly in the enclosed envelope.

NOTE:  If you vote by telephone, THERE IS NO NEED TO MAIL BACK your Proxy Card.
                               THANK YOU FOR VOTING.